Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Strategic Government Securities Fund's (formerly DWS U.S. Government Securities Fund) (the "Fund") Class A, Class B, Class C, Class S, and Institutional Class Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C, Class S, and Institutional Class Shares Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A, No. 02-57937) of our report dated December 23, 2008, on the financial statements and financial highlights of the DWS Strategic Government Securities Fund, included in the Fund's Annual Report dated October 31, 2008.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
January 26, 2009